CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report on AllianceBernstein Emerging Market Debt Fund, Inc. dated December 21, 2007, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 033-72460 and 811-08188) of AllianceBernstein High Income Fund, Inc. formerly AllianceBernstein Emerging Market Debt Fund, Inc.


                                         ERNST & YOUNG LLP


New York, New York
January 22, 2008